UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2021 (August 3, 2021)

YUCAIPA ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39422	98-1541929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9130 West Sunset Boulevard Los Angeles, CA		90069
(Address of principal executive offices)		(Zip Code)

(310) 228-2894

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	YAC.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	YAC	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	YAC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 3, 2021, the board of directors of Yucaipa Acquisition Corporation (the “Company”) appointed Mr. Tom Dahlen as a new director of the Company effective immediately. Mr. Dahlen has been appointed to serve on the audit committee, the nominating and corporate governance committee and compensation committee, with such appointments effective upon becoming a director of the Company.

Tom Dahlen is an executive with 50 years of experience in the food industry including senior leadership roles across sales, marketing, procurement, advertising, operations, manufacturing, supply chain and logistics. In addition to his operational experience, Mr. Dahlen has a long history of leading mergers, acquisition integrations and overall best practices for transactions.

Most recently, Mr. Dahlen was appointed as Executive Advisor to Co-Protect Global and CSO for Swiftly Systems. In the past, Mr. Dahlen has held positions including interim CEO for both Pathmark Stores and A&P Grocery Stores, EVP of both Ralphs Grocery Company and Alpha Beta Stores, President of Food 4 Less Foods Co, Foods Company Markets and Fleming Retail Group, Chairman/CEO of Furrs Supermarkets, and CEO of Wild Oats. Mr. Dahlen is also a past President of the Food Industry Circle for the City of Hope and Vice President of MDA. Mr. Dahlen’s past and current board affiliations include Wild Oats, Premio Foods, Jana Water USA, Zacky Farms, Foods Company Markets, Furrs Supermarkets and Homeland Foods. Mr. Dahlen previously served as an Operating Partner at The Yucaipa Companies at various points over the last 25 years.

The board of directors of the Company has affirmatively determined that Mr. Dahlen meets the applicable standards for an independent director under both the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934.

Mr. Dahlen will not be compensated by the Company for his services as a director and he has not entered into an employment agreement with the Company.

In connection with this appointment, Mr. Dahen is expected to enter into an Indemnity Agreement and a Letter Agreement with the Company on the same terms as the Indemnity Agreements and Letter Agreements entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

Other than the foregoing, Mr. Dahlen is not party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is either party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2021

YUCAIPA ACQUISITION CORPORATION

By:	/s/ Ira Tochner
Name: Ira Tochner
Title: Chief Financial Officer and Chief Operating Officer

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